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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of the Williams Communications Group, Inc. on Form S-1 of our report dated March 26, 1999 appearing in the Registration Statement No. 333-76007 on Form S-1 and all amendments thereto, for an initial public offering of common stock and in the Registration Statement No. 333-76877 on Form S-1 and all amendments thereto, for Senior Notes.

                                                /s/ DELOITTE & TOUCHE LLP

                                            ------------------------------------
                                                   Deloitte & Touche LLP

Toronto, Ontario
September 30, 1999